UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 6, 2003

Digital Angel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
(State or other jurisdiction	(Commission File Number)	(IRS Employer)
of incorporation)	Identification No.)

490 Villaume Avenue, South St. Paul, MN	55075
(Address of principal executive offices)	(Zip Code)

(651) 455-1621
Registrant’s telephone number, including area code:

Not applicable.
(Former name or former address, if changed since last report.)

Item 5.                 Other Events and Regulation FD Disclosure.

Effective on March 27, 2002, the former Digital Angel Corporation, a former wholly-owned subsidiary of Applied Digital Solutions, Inc. (“ADS”), merged with a wholly-owned subsidiary of what is now known as Digital Angel Corporation (the “Company”), but was then known as Medical Advisory Systems, Inc.  In the merger, ADS received shares of the Company.  In the merger, the former Digital Angel Corporation became a wholly-owned subsidiary of the Company and changed its name to “Digital Angel Technology Corporation.”  Also in connection with the merger, the Company changed its name from Medical Advisory Systems, Inc.” to “Digital Angel Corporation.”

According to ADS’s reports filed with the Securities and Exchange Commission (“SEC”), IBM Credit Corporation is a creditor of ADS.  In satisfaction of a condition to IBM Credit Corporation’s consent to the merger, upon completion of the merger, ADS transferred to the Digital Angel Share Trust, a Delaware statutory business trust controlled by an independent advisory board, all shares of the Company’s common stock owned by ADS.  As a result, the trust now is the beneficial owner of approximately 73% of the Company’s common stock.

As reported by ADS in its Current Report on Form 8-K filed with the SEC on March 4, 2003, it did not make the $29.8 million payment due on February 28, 2003 to IBM Credit Corporation under the terms of the Third Amended and Restated Term Credit Agreement (the “Credit Agreement”) between IBM Credit Corporation and ADS.  ADS also reported that on February 28, 2003, IBM Credit Corporation notified ADS that it must make such payment on or before March 6, 2003.  According to a Current Report on Form 8-K filed by ADS with the SEC on March 7, 2003, ADS did not make the payment due on March 6, 2003 and has not entered into an agreement to restructure the credit terms.  In addition, ADS announced on March 7, 2003 that it has filed a lawsuit in Palm Beach County, Florida against IBM Credit LLC and IBM Credit Corporation.  The causes of action include tortious interference with business relationships, conspiracy to commit fraud/civil RICO, fraud, breach of good faith and fair dealing, lender liability, and breach of the Florida Uniform Trade Secrets Protection Act.

According to the terms of the trust agreement for the Digital Angel Share Trust, if amounts due to IBM Credit Corporation by ADS are not paid when due, or if ADS is otherwise in default under the credit agreement and its obligations are accelerated, IBM Credit Corporation will have the right to require shares of the Company’s common stock held in the trust to be sold to provide funds to satisfy the obligations of ADS to IBM Credit Corporation.  As of the date of this Current Report, the Company is not aware of any sales of the Company’s shares made by the trust.  Any such sales may be in private transactions or in the public market.  The Company can give no assurance as to when or how shares of the Company’s common stock will be sold by the trust or as to who will purchase such shares if they are sold. In addition, we do not know whether ADS will challenge any attempted sale by the Digital Angel Share Trust of such shares. The sale of a significant amount of shares of the Company owned by the trust in a single transaction or in a series of transactions over a short period of time could result in a significant decline in the market value of the Company’s common stock.

Possible Consequences of Sales of the Company’s Shares

Employment Agreement with Randolph K. Geissler.  Under the terms of the employment agreement dated March 8, 2002, as amended, by and between the Company and Randolph K. Geissler (the President and Chief Executive Officer of the Company), a “change in control” occurs under that employment agreement if any person becomes the “beneficial owner” (as defined in Rule 13d–3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding shares of common stock.  Therefore, if the trust were to sell more than approximately 5.3 million shares of the Company’s common stock, such sale would could constitute a change in control under the employment agreement with Mr. Geissler.  Upon the occurrence of a change in control, Mr. Geissler, at his sole option and discretion, may terminate his employment with the Company at any time within one year after such change in control upon 15 days’ notice.  In the event of such termination, the employment agreement provides that the Company must pay to Mr. Geissler a severance payment equal to three times the base amount as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (“Code”) minus $1.00 (or a total of approximately $750,000), which would be payable no later than one month after the effective date of Mr. Geissler’s termination of employment.  In addition, upon the occurrence of a change of control under the employment agreement, all outstanding stock options held by Mr. Geissler would become fully exercisable.  As of the date of this Current Report, Mr. Geissler owns options to purchase 1,000,000 shares for $3.39 per share, which would become exercisable upon the occurrence of such a change in control.

The employment agreement also provides that upon (i) a change of control, (ii) the termination of Mr. Geissler’s employment for any reason other than due to his material default under the employment agreement, or (iii) if he ceases to be the Company’s President and Chief Executive Officer for any reason other than termination due to his material default under the employment agreement, within 10 days of the occurrence of any such events, the Company is to pay to Mr. Geissler $4,000,000.  The Company may pay such amount in cash or in the Company’s common stock or with a combination of cash and common stock.  The employment agreement also provides that if the $4,000,000 is paid in cash and stock, the amount of cash paid must be sufficient to cover the tax liability associated with such payment, and such payment shall otherwise be structured to maximize tax efficiencies to both the Company and Mr. Geissler.

Credit and Security Agreement with Wells Fargo Business Credit, Inc.  Effective October 30, 2002, the Company entered into the Credit and Security Agreement with Wells Fargo Business Credit, Inc. (“Wells Fargo”).  The Credit and Security Agreement was described in the Company’s Current Report on Form 8–K dated October 30, 2002.  The Credit and Security Agreement provides that a “change in control” under that agreement results in a default.  A change in control is defined as either Mr. Geissler ceasing to actively manage the Company’s day-to-day business activities or the transfer of at least 25% of the outstanding shares of common stock of the Company.  Also, if the Company owes to Mr. Geissler $4,000,000 under his employment agreement, the obligation would most likely result in a breach of the Company’s financial covenants under the Credit and Security Agreement.  If these defaults occurred and were not waived by Wells Fargo, and if Wells Fargo were to enforce these defaults under the terms of the Credit and Security Agreement and related agreements, the Company’s business and financial condition would be materially and adversely affected, and it may force the Company to cease operations.

Item 7.  Financial Statements and Exhibits.

(a)                                  No financial statements are required to be filed as part of this Current Report on Form 8–K.

(b)                                 No pro forma financial information is required to be filed as part of this Current Report on Form 8-K.

(c)                                  The following exhibits are incorporated by reference as exhibits to this Current Report on Form 8-K:

10.1                           Credit and Security Agreement dated as of October 30, 2002 by and between the Company and Wells Fargo Business Credit, Inc. (“Wells Fargo”) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated October 30, 2002).

10.2                           Revolving Note dated as of October 30, 2002 by the Company to Wells Fargo (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated October 30, 2002).

10.3                           Employment Agreement dated March 8, 2002 by and between the Company and Randolph K. Geissler (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10–Q for the quarter ended March 31, 2002).

10.4                           Amendment to Employment Agreement by and between the Company and Randolph K. Geissler dated March 8, 2002 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2002).

Forward-Looking Statements

                This Current Report on Form 8-K contains certain “forward-looking statements” which represent the Company’s expectations or belief, including, but not limited to, statements concerning industry performance and the Company’s operations, performance, financial condition, plans, growth and strategies.  Any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control, and actual results may differ materially depending on a variety of important factors many of which are beyond the control of the Company.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2003	Digital Angel Corporation

	By	/s/ James P. Santelli
James P. Santelli
Vice President, Finance and Chief Financial Officer